Exhibit 5.2

THE LAW OFFICES OF

THOMAS C. COOK, LTD.

ATTORNEY AND COUNSELOR AT LAW

500 N. RAINBOW, SUITE 300

LAS VEGAS, NEVADA 89107

(702) 221-1953

FAX (702) 221-1963

November 2, 2011

To: Board of Directors, ATVROCKN

Re: Registration Statement of Form S-1 (the "Registration Statement")

Gentlemen:

We have acted as your counsel in connection with the proposed issue and sale by ATVROCKN, a Nevada corporation (the "Company") of: 1) 500,000 shares of common stock, par value $0.001, being offered by the Company; 2) 1,250,000 Series A Convertible Preferred stock, par value $0.001 being offered by the selling securityholder; and 3) 125,000,000 common shares issuable upon conversion of Series A Convertible Preferred stock being offered by the selling securityholder on the terms and conditions set forth in the Registration Statement.

In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

Based on the foregoing, we are of the opinion that:

1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. The issue and sale of the shares to be sold pursuant to the terms of the Registration Statement as filed with the U. S. Securities and Exchange Commission have been duly authorized and, (i) the 500,000 shares of common stock being offered by the company will be legally issued, fully paid and non-assessable; (ii) the 1,250,000 shares of Series A Convertible Preferred Stock being offered by the selling securityholder are legally issued, fully paid and non-assessable; and (iii) the 125,000,000 shares of common stock being offered by the selling securityholder upon conversion of the Series A Preferred Stock in accordance with the company's Articles of Incorporation and the Series A Preferred Stock Designation will be legally issued, fully paid and non-assessable.

We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.

Sincerely,

/s/ Thomas C. Cook, Esq.

Thomas C. Cook, Esq.